Exhibit 99.1
                              NEWS RELEASE


 ABRAXAS ANNOUNCES YEAR-OVER-YEAR AND SEQUENTIAL GROWTH ON CONTINUING OPERATIONS

SAN ANTONIO, TX (May 13, 2004) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the first quarter of 2004. The Company announced production for the first quarter of 2004 of 23.6 million cubic feet equivalents (MMcfe) per day, up 17% from first quarter 2003 production of
20.1 MMcfe per day from operations excluding Canadian assets sold in January 2003, and a sequential production increase of 9% over Q4 2003. The Company posted a net loss in Q1 2004 of $5.6 million (($.15) per share) compared to a loss of $5.1 million in Q1 2003 (($.15) per share) excluding impact from sold assets and the gain reflected from the sale of those assets.

In January of 2003, the Company sold a significant portion of its Canadian operations and reported a $67 million gain from the sale. On the attached Consolidated Statements of Operations, the Company has attempted to show the historical results of operations for Q1 2003 by eliminating the operations impact from the sold assets and the gain from the sale of those operations. The Company believes the resulting comparison between the first quarters of 2003 and 2004 are more meaningful to the reader. The other tabular and text disclosure in this release, related to the 2003 period, also excludes the impact from those operations and subsequent sale thereof, unless stated otherwise.

The most significant items impacting 2004 results included:

     o Natural gas production increased 20% from Q1 2003 due to continuing development activities,
     o  Revenues increased 11% from Q1 2003 due to production increase,
     o Non-recurring financing fee expense of $1.0 million in Q1 2004 related to amending the Company's senior credit agreement, and
     o  Non-cash stock based compensation expense of $2.1 million in 2004.

The Company also announced its updated hedge positions, which include a series of price floors for approximately 40% of its projected production through December 2004. These floors, comprised of a combination of oil and natural gas contracts over these months, provide an average floor of approximately $24.50 per barrel for the oil contracts and $4.29 per Mcf for the natural gas contracts. These instruments do not restrict the Company from receiving prices above these floor levels.

Abraxas CEO, Bob Watson, commented, "Our increasing production rates continue to validate our business plan and demonstrate our progress. Q1 LOE was negatively impacted by start-up costs related to unlocking stranded gas in our Canadian operations but, with these costs subsiding after the summer, we expect our previously provided guidance for full-year 2004 to still be in line. Increasing production rates and strong commodity prices will comfortably provide adequate cash flow to fund our capital-spending program for the year. The Company is continuing to explore strategies that will allow us to increase our capital spending above our restricted limit of $10 million and develop our large inventory of projects."


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Abraxas invites your  participation  in a conference call on Friday,  May 14, at
10:00 a.m. CDT to discuss the contents of this release and respond to questions. Please call 1-888-857-6932 between 9:50 a.m. and 10:00 a.m. CDT, confirmation code 248358, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112, confirmation code 248358, beginning approximately 1:00 p.m. CDT, May 14, through midnight CDT, May 20.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com



                          ABRAXAS PETROLEUM CORPORATION
                               QUARTER-END RESULTS
                                   (UNAUDITED)
                                                                           Three Months
                                                                           Ended March 31,

                      Operations Data:                                       2004            2003(1)
                                                                             ----            -------
            (In thousands except per share data)
Revenues                                                                   $10,935           $9,836
EBITDA                                                                       6,081            6,093
Net Income(Loss)                                                            (5,557)          (5,131)
Net Income(Loss)  Per Share - Basic                                           (.15)            (.15)
Weighted Ave. Shares Outstanding                                              36.0             34.2

                         Production:
Crude Oil (BPD)                                                                703              700
NGL (BPD)                                                                      146               44
Natural Gas (MCFPD)                                                         18,543           15,626
MMCFEPD                                                                       23.6             20.1

                Prices (net of hedge impact):
Crude Oil ($/BBL)                                                           $34.19           $33.33
NGL's ($/BBL)                                                                29.52            26.28
Natural Gas ($/MCF)                                                           4.83             5.29
Price per MCFE                                                                4.99             5.34

                          Expenses:
Lease Operating ($/MCFE)                                                     $1.57            $1.30
General & Administrative ($/MCFE)                                              .62              .68
Cash Interest ($/MCFE)                                                         .86              .39
Total Interest ($/MCFE)                                                       2.38             2.72
D/D/A ($/MCFE)                                                                1.41             1.30

     (1)2003 results do not include sold operations, comprised of Canadian subsidiaries sold January 23, 2003 or the gain from the sale of such subsidiaries


                          Balance Sheet Data (In $000s)

                                                 March 31, 2004       December 31, 2003
Cash                                                        $1,393             $493
Working Capital (Deficit)                                   (5,378)          (2,444)
Plant/Property/Equipment, Net                              112,309          111,563
Total Assets                                               126,041          126,437

Long-Term Debt                                             186,971          184,649
Shareholders Equity (Deficit)                              (75,828)         (72,203)
Common Shares Outstanding (Millions)                          36.0             35.9





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

Key quarterly results are summarized below:


                                                           Amounts (In $000s)
                                                           Three Months Ended
                                                    March 31, 2004       March 31, 2003(1)
Revenues                                              $10,935                  $9,836
Operating Income                                          983                   3,707
Net Income (Loss)                                      (5,557)                 (5,131)
Earnings (Loss) Per Share (Basic)                        (.15)                   (.15)
EBITDA                                                  6,081                   6,093
Average Oil Price (after hedge)                         34.19                   33.33
Average Gas Price (after hedge)                          4.83                    5.29
Total Assets at March 31                              126,041                 117,674



     (1)2003 results do not include sold operations, comprised of Canadian subsidiaries sold January 23, 2003 or the gain on sale of such subsidiaries



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



                 Abraxas Petroleum Corporation and Subsidiaries
                      Consolidated Statements of Operations
                                   (Unaudited)
                                                                  Three Months Ending March 31, 2003               Three Months
                                                          As reported on          Sold           Continuing           Ending
                                                            Form 10Q/A       Ops & Gain(1)       Operations       March 31, 2004
                                                        ------------------- ----------------- ----------------- -------------------
                                                                           (In thousands except per share data)
Revenue:
   Oil and gas production revenues ...................$           12,772  $         3,119   $          9,653  $          10,732
   Gas processing revenues ...........................               132              132                  -                  -
   Rig revenues ......................................               181                -                181                175
   Other  ............................................                26               24                  2                 28
                                                        ------------------- ----------------- ----------------- -------------------
                                                                  13,111            3,275              9,836             10,935
Operating costs and expenses:
   Lease operating and production taxes ..............             2,726              379              2,347              3,367
   Depreciation, depletion, and amortization .........             3,142              792              2,350              3,035
   Proved property impairment.........................                 -                -                  -                  -
   Rig operations ....................................               166                -                166                145
   General and administrative ........................             1,395              165              1,230              1,342
   Stock-based compensation ..........................                36                -                 36              2,063
                                                        ------------------- ----------------- ----------------- -------------------
                                                                   7,465            1,336              6,129              9,952
                                                        ------------------- ----------------- ----------------- -------------------
Operating income .....................................             5,646            1,939              3,707                983

Other (income) expense:
   Interest income ...................................               (10)               -                (10)                (6)
   Interest expense ..................................             5,164              641              4,523              5,119
   Amortization of deferred financing fees............               377               48                329                445
   Financing cost.....................................             3,601                -              3,601                971
   Gain on sale of foreign subsidiaries...............           (66,960)         (66,960)                -                   -
   Other (income) expense.............................                 -                -                  -                 11
                                                        ------------------- ----------------- ----------------- -------------------
                                                                 (57,828)         (66,271)             8,443              6,540
                                                        ------------------- ----------------- ----------------- -------------------
Earnings (loss) before cumulative effect of
   accounting change and taxes .......................            63,474           68,210             (4,736)            (5,557)
Cumulative effect of accounting change................              (395)               -               (395)                 -
                                                        ------------------- ----------------- ----------------- -------------------
Earnings (loss) before taxes..........................            63,079           68,210             (5,131)            (5,557)
Income tax expense ...................................               377              377                  -                  -
                                                        ------------------- ----------------- ----------------- -------------------
Net earnings (loss)  ..............................   $           62,702    $      67,833     $       (5,131)   $         (5,557)
                                                        =================== ================= ================= ===================

Basic earnings (loss) per common share:
   Net earnings (loss).............................   $             1.84    $        1.98     $        (0.14)    $        (0.15)
   Cumulative effect of accounting change..........                (0.01)               -              (0.01)                 -
                                                        ------------------- ----------------- ----------------- -------------------
Net earnings (loss) per common share - basic.......   $             1.83    $        1.98     $        (0.15)    $         (0.15)
                                                        =================== ================= ================= ===================

Diluted earnings (loss) per common share:
   Net earnings (loss).............................   $             1.83    $        1.97     $        (0.14)    $         (0.15)
   Cumulative effect of accounting change..........                (0.01)               -              (0.01)                  -
                                                        ------------------- ----------------- ----------------- -------------------
Net earnings (loss)  per common share - diluted....   $             1.82    $        1.97     $        (0.15)    $         (0.15)
                                                        =================== ================= ================= ===================

(1) Represents results of sold Canadian operations from Jan. 1, 2003 until Jan. 22, 2003 and the gain recognized from the sale of the properties



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                  Reconciliation of Non-GAAP Financial Measures


To fully assess Abraxas' operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As cash flow and EBITDA exclude some, but not all, items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to cash flow and EBITDA.

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income (loss) for the periods presented.

                                                           Three Months
                                                          Ended March 31,
                                                      2004               2003
                                                      ----               ----
Operating income (loss)                               $983             $3,707
Depletion, depreciation and amortization             3,035              2,350
Non-cash stock based comp. expense                   2,063                 36
     EBITDA                                         $6,081             $6,093